UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2009

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)
3400 Peachtree Road, Suite 111, Atlanta, Georgia (principal executive offices)	30326 (Zip Code)

(404) 421-1844
(Registrant’s telephone number, including area code)
_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.                      Entry into a Material Definitive Agreement.

Background

As previously disclosed in EGPI Firecreek, Inc.’s (“EGPI” or the “Company”) filings with the U.S. Securities and Exchange Commission, as amended, in December 2008, the Company issued a note payable to Dutchess Private Equities Fund Limited (“Dutchess”) for $47,565 in return for the right to participate with Dutchess in any future drilling in a portion of the Tubb property.  The note is unsecured and carries an interest rate of 12%, interest only payable monthly, and matures in June 2009.  The issue date of the note payable to Dutchess is November 28, 2008.

Modification of Dutchess November 28 2008 Note Terms

On June 2, 2009, the Company and Dutchess confirmed agreeing to i) amend present terms of the note to include for the pay down of $15,000 on or before June 5, 2009, ii) allow acceptance of the terms to be extended for the payment of the remaining balance of $32,564.78 in three equal payments with interest as follows: i) first payment on July 2, 2009, ii) second payment on August 2, 1009, iii) third and final payment due September 2, 2009, and iv), that Dutchess would be open at any time to consider a mutually agreeable discount for a full early pay off or an assignment of the balance of the note.

A copy of the Promissory Note Agreement between the Company and Dutchess Private Equities Fund, Ltd., can be found, listed on Exhibit 10.34 to a Report on Form 10-K filed on April 14, 2009, and incorporated herein by reference.

In addition to the modification of Dutchess note terms, on June 2, 2009, the Company issued a note payable to Mr. Thomas Richards (“Holder”) in the face amount of $20,000.  The note bears interest at the rate of 12% per annum and matures on July 29, 2009 (“Maturity Date”).  Pursuant to the note, the Company shall make mandatory monthly payments of interest only (“Interest Payments”) to Holder in an amount equal to the interest accrued on the principal balance of the note from the last Interest Payment until such time as the Interest Payment is due and payable.  As extra consideration for the making of this Note, the Company shall (i) pay Holder a fee of $2,000 at the Maturity Date of this Note for the making of this Note.  All obligations of the Company under this Note shall be further secured by all of the assets of the Company and its subsidiaries both tangible and intangible until all the obligations of the Company under this Note have been paid and met in full.  Further, in the event of a Default, the Company and all of its subsidiaries would be required to assign all revenues received by the Company and/or any of its subsidiaries to Holder beginning on the date of default and continuing forward until all amounts due Holder under this Note are paid in full. Such revenues shall be remitted to Holder within two (2) days of receipt by the Company or its subsidiaries.

A copy of the Promissory Note Agreement between the Company and Thomas Richards can be found on Exhibit 10.1 to this report.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, above.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Identification of Exhibit
10.1	Promissory Note Agreement between EGPI Firecreek, Inc. and Thomas Richards dated May 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2009.	EGPI FIRECREEK, INC.

By /s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer